Laurence Sookochoff, P. Eng.
120 125A-1030 Denman Street
Vancouver, BC Canada
V6G 2M6

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated June 1, 2005 entitled “Geological Evaluation Report on the Sum Property”, in Amendment No. 2 to the Registration Statement on Form SB-2 to be filed by Laburnum Ventures Inc. with the United States Securities and Exchange Commission.

Dated the 17th day of May, 2006.

/s/ Laurence Sookochoff
LAURENCE SOOKOCHOFF
Consulting Geologist